UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2023

GOLD ROCK HOLDINGS, INC.

(Name of Small Business Issuer in its charter)

Nevada	000-51074	87-0434297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

   2020 General Booth Blvd.
Suite 230
Virginia Beach, VA 23454

(Address of principal executive offices)

Registrant’s telephone number: (757) 306-6090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.02 - Unregistered Sale of Equity Securities.

On March 23, 2023, Gold Rock Holdings, Inc. (the “Company” or the “Registrant”) the Registrant issued a total of 194,983,305 144-shares pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. 120,238,095 144-shares issued to Merle Ferguson for out of pocket expensed to date and for past and current employment contract agreements. 23,333,333 144-shares issued to Richard Kaiser for his current employment contract and for amounts owed to his Company, Yes International, LLC. to date. The issuance was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares, and the manner of the issuances. The common shares issued are thinly traded and because they are restricted from sale under Rule 144, it is very likely that the actual cash value of those shares is greatly less than the aforementioned and imputed accounting value.

After the issuance the Company outstanding shares is at 231,053,636.

Item 5.01 - Changes in Control of The Registrant

Prior to the issuance Mr. Ferguson controlled approxiametly 53.05% and Mr. Kaiser 5.72%, totaling 58.77%. After the issuance Mr. Ferguson now controls 72.1 % and Mr. Kaiser controls 12.3%, effectively together control in excess of 84% of the outstanding voting shares, and they are both officers and directors of the Company.

Financial Item 9.01 -Financial Statements and Exhibits.

(a) Financial statements of business acquired. Not applicable.

(b) Pro forma financial information.  Not applicable.

(c) Shell company transactions.  Not applicable.

(d) Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2023	Gold Rock Holdings, Inc.

By /s/ Merle Ferguson
Chairman/ CEO/ President